Registration No. 333-39303

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, Missouri (Address of principal executive offices)	63105 (Zip Code)

OLIN CORPORATION EMPLOYEE DEFERRAL PLAN
(Full title of the plan)

E. A. Blanchard
Vice President, General Counsel and Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105
(Name and address of agent for service)

314-480-1400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company under Rule 12b-2 of the Exchange Act.

Large accelerated filer [x]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Commission File No. 333-39303) filed with the Securities and Exchange Commission on November 3, 1997, pertaining to the registration of 100,000 shares of common stock, issuable under the Olin Corporation Employee Deferral Plan (the “Plan”).

The Registrant is filing this Post-Effective Amendment No. 1 to deregister all shares of common stock that have not been sold or otherwise issued under the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on August 24, 2018.

OLIN CORPORATION
By:	/s/ ERIC A. BLANCHARD
	Name:	Eric A. Blanchard
	Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ JOHN E. FISCHER John E. Fischer Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	/s/ C. ROBERT BUNCH C. Robert Bunch Director
/s/ TODD A. SLATER Todd A. Slater Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ RANDALL W. LARRIMORE Randall W. Larrimore Director
/s/ R. NICHOLE SUMNER R. Nichole Sumner Vice President and Controller (Principal Accounting Officer)	/s/ JOHN M. B. O’CONNOR John M. B. O’Connor Director
/s/ GRAY G. BENOIST Gray G. Benoist Director	/s/ EARL L. SHIPP Earl L. Shipp Director
/s/ DONALD W. BOGUS Donald W. Bogus Director	/s/ STEPHANIE A. STREETER Stephanie A. Streeter Director

/s/ VINCE J. SMITH Vince J. Smith Director
/s/ WILLIAM H. WEIDEMAN William H. Weideman Director
/s/ CAROL A. WILLIAMS Carol A. Williams Director